                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                STEPAN COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                                STEPAN COMPANY

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 5, 1998
                                 AT 9:00 A.M.
To the Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders of STEPAN COMPANY will be held at the Company's Administrative and Research Center at Edens Expressway and Winnetka Road, Northfield, Illinois, on Tuesday, May 5, 1998, at 9:00 a.m., for the following purposes:

  1. To elect two Directors to the Board.

  2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for 1998.

  3. To transact such other business as may properly come before the meeting.

  The Board of Directors has designated the close of business on March 6, 1998, as the record date for determining holders of 5 1/2% Convertible Preferred Stock and Common Stock entitled to notice of and to vote at the meeting.

  A copy of the Company's Annual Report for the year 1997 is enclosed with this notice.

                                          By Order of the Board of Directors

                                          JEFFREY W. BARTLETT
                                               Secretary

Northfield, Illinois
March 27, 1998

  THE BOARD OF DIRECTORS OF THE COMPANY EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU PLAN TO ATTEND THE MEETING, IT WILL BE NECESSARY TO OBTAIN AN ADMISSION CARD AND A REQUEST FORM IS ALSO ENCLOSED. AN ADMISSION CARD WILL BE ISSUED UPON REQUEST IN THE NAME OF EACH STOCKHOLDER OF RECORD. EACH ADMISSION CARD IS VALID ONLY FOR THE ADMISSION OF THE STOCKHOLDER OF RECORD OR BONA FIDE BENEFICIAL OWNER OR A DESIGNATED PROXY. BONA FIDE BENEFICIAL OWNERS OF SHARES THAT ARE REGISTERED IN THE NAME OF A BROKER OR OTHER NOMINEE SHOULD BRING PROOF OF BENEFICIAL OWNERSHIP. NO OTHER PERSONS WILL BE ADMITTED TO THE ANNUAL MEETING OF STOCKHOLDERS.

                                                                 March 27, 1998

                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

                                STEPAN COMPANY

                      EDENS EXPRESSWAY AND WINNETKA ROAD
                          NORTHFIELD, ILLINOIS 60093

                    TO BE HELD AT 9:00 A.M. ON MAY 5, 1998

  The enclosed proxy is solicited by the Board of Directors of the Company and the entire expense of solicitation will be borne by the Company. Such solicitation is being made by mail and the Company may also use its Officers and its regular employees to solicit proxies from stockholders personally or by telephone or letter. Arrangements will be made with the brokers, custodians, nominees, or other fiduciaries who so request for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in that connection.

  At the close of business on March 6, 1998, the record date for the meeting, there were 652,953 shares of 5 1/2% Convertible Preferred Stock ("Preferred Stock") outstanding, each share of which is convertible into 1.14175 shares of Common Stock and is entitled to 1.14175 votes on each matter to be voted on at the meeting, and, assuming the Preferred Stock were converted, there would be 10,612,515 shares of Common Stock outstanding, each share of which is entitled to one vote on each matter to be voted on at the meeting.

  This proxy statement and proxy are being sent or given to stockholders commencing on March 27, 1998. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy.

                            PRINCIPAL STOCKHOLDERS

  As of March 6, 1998, the only persons known to the Company to beneficially own more than five percent of the Company's Common Stock were the following:

                         NUMBER OF SHARES
                             OF COMMON
                               STOCK
                           BENEFICIALLY
                           OWNED (2)(9)
                         ---------------------------
                            VOTING AND
                            INVESTMENT                            PERCENTAGE OF
                               POWER                               OUTSTANDING
                         ---------------------------      TOTAL     SHARES OF
NAME(1)                    SOLE              SHARED      SHARES   COMMON STOCK
-------                  ---------           -------    --------- -------------
F. Quinn Stepan (4)..... 1,713,769(6)(7)(10) 631,224(3) 2,344,993     22.0%
Plan Committee for
 Stepan Company
 Qualified Plans........   872,778(5)(8)                  872,778      8.2%
Paul Stepan (4).........    86,642           631,224(3)   717,866      6.7%
Dimensional Fund
 Advisors Inc...........   555,000(11)                    555,000      5.2%

  As of March 6, 1998, the only persons known to the Company to beneficially own more than five percent of the Company's Preferred Stock were the following:

                          NUMBER OF SHARES OF
                            PREFERRED STOCK
                         BENEFICIALLY OWNED (2)
                         -----------------------------
                         VOTING AND INVESTMENT                    PERCENTAGE OF
                                 POWER                             OUTSTANDING
                         -----------------------------    TOTAL     SHARES OF
NAME(1)                     SOLE            SHARED       SHARES  PREFERRED STOCK
-------                  ----------       ------------   ------- ---------------
F. Quinn Stepan (4).....                      166,480(3) 166,480      25.4%
Paul H. Stepan (4)......     36,193           166,480(3) 202,673      31.0%
Plan Committee for
 Stepan Company
 Qualified Plans........     96,728(5)(8)                 96,728      14.8%
Mary Louise Stepan (4)..     76,872                       76,872      11.7%
Mary Louise Wehman (4)..     76,872                       76,872      11.7%
John Stepan (4).........     76,872                       76,872      11.7%

--------
 (1) Except as otherwise set forth herein, the address of all persons named is Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.
 (2) Represents number of shares beneficially owned as of March 6, 1998. Number of shares owned includes shares held by the spouses of F. Quinn Stepan and Paul H. Stepan and shares held by the persons listed in the table, as trustee or custodian for the benefit of children where the trustee or custodian has voting or investment power.
 (3) F. Quinn Stepan and Paul H. Stepan are managing partners of a family-owned limited partnership which is the sole general partner in another family-owned limited partnership which owns 441,146 shares of Common Stock and 166,480 shares of Preferred Stock. The shares owned by the partnership are included in the tables for both F. Quinn Stepan and Paul
     H. Stepan.
 (4) Mary Louise Stepan is the mother of F. Quinn Stepan, Paul H. Stepan, John Stepan and Mary Louise Wehman.
 (5) The members of the Plan Committee are J. A. Hartlage, W. J. Klein and C.
     O. Gardiner, all of whom are employees of the Company.
 (6) Includes 4,223 shares of Common Stock allocated to F. Quinn Stepan under the Employee Stock Ownership Plan.
 (7) Includes 340,000 shares which F. Quinn Stepan has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans.
 (8) Represents shares held by Citibank, F.S.B. ("Citibank") as Trustee for the Company's Trust for Qualified Plans. Citibank is also the Trustee for the Company's Employee Stock Ownership Plan. Citibank expressly denies any beneficial ownership in the securities of these Plans.
 (9) Includes the number of shares of Common Stock which the specified person has the right to acquire by conversion of Preferred Stock beneficially owned by such person.
(10) Includes 230,343 shares of Common Stock credited to F. Quinn Stepan's stock account under the 1992 Management Incentive Plan. Under the 1992 Management Incentive Plan, amounts credited to an employee's stock account at termination of his employment may be paid in Common Stock at the employee's election.
(11) Dimensional Fund Advisors Inc. ("Dimensional"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, a registered investment advisor, is deemed to have beneficial ownership of 555,000 shares of Company stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's Officers and Directors, and persons who own more than 10 percent of the Company's Common Stock or Preferred Stock, to file reports of beneficial ownership and changes in beneficial ownership of the Common Stock or Preferred Stock with the Securities and Exchange Commission, the New York Stock Exchange, the Chicago Stock Exchange and the Company. Based solely upon a review of the copies of such forms received by it during or with respect to its most recent fiscal year, or written representations from certain reporting persons, the Company believes that Paul H. Stepan filed four late reports of five transactions.

                             ELECTION OF DIRECTORS

  The persons named in the enclosed Proxy will vote for the election of the nominees named below as Directors of the Company to hold office until the Annual Stockholders' Meeting to be held in the year 2001.

  Under the Company's Certificate of Incorporation and Bylaws, Directors are elected by a plurality of the voting power of the shares of Preferred Stock and Common Stock present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class. The outcome of the election will not be affected by shares that withhold authority to vote in the election.

  In the event any one or more of such nominees shall be unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed Proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as Director, if elected.

NOMINEES FOR DIRECTOR

  The following table sets forth certain information about the nominees for
Director:

                                                                    NUMBER AND
                          PRINCIPAL OCCUPATION AND                    PERCENT
                             BUSINESS EXPERIENCE                   OF SHARES OF
                                   DURING              YEAR OF        COMMON
                            THE PAST FIVE YEARS,        FIRST          STOCK
                                    OTHER            ELECTION AS   BENEFICIALLY
 NAME OF NOMINEE            DIRECTORSHIPS AND AGE     DIRECTOR       OWNED (1)
 ---------------          ------------------------   ----------- -----------------
 Robert G. Potter........ Chairman and Chief            1995         3,688(2)    *
                          Executive Officer of
                          Solutia Inc., the former
                          chemical businesses of
                          Monsanto Company, since
                          September 1997. Solutia
                          Inc. is a manufacturer
                          of performance chemicals
                          and specialty chemicals.
                          Corporate Executive Vice
                          President and Member,
                          Management Board, of
                          Monsanto Company from
                          February 1995 to August
                          1997. Corporate
                          Executive Vice President
                          of Monsanto Company and
                          President of The
                          Chemical Group of
                          Monsanto Company from
                          1992 to 1995. Director
                          of Solutia Inc. and
                          Southdown, Inc.
                          Age--58
 F. Quinn Stepan......... Chairman and Chief            1967     2,344,993(3) 22.0%
                          Executive Officer of the                        (4)
                          Company since November                          (5)
                          1984. President and                             (6)
                          Chief Operating Officer
                          of the Company since
                          1973.
                          Age--60

*Less than one percent of outstanding shares.

--------
(1) Represents number of shares beneficially owned as of March 6, 1998. Number of shares includes shares owned by the spouse of a Director and shares held by a Director or their spouse as trustee or custodian for the benefit of minor children where the trustee or custodian has voting or investment power.
(2) Includes 994 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company Stock Option Plan.
(3) See Note (3) to tables under Principal Stockholders.
(4) See Note (6) to tables under Principal Stockholders.
(5) See Note (7) to tables under Principal Stockholders.
(6) See Note (10) to tables under Principal Stockholders.

DIRECTORS WHOSE TERMS CONTINUE

  The following table sets forth certain information about those Directors who are not up for reelection as their term of office does not expire this year:

                                                                      NUMBER AND
                     PRINCIPAL OCCUPATION AND                          PERCENT
                        BUSINESS EXPERIENCE                          OF SHARES OF
                              DURING              YEAR OF               COMMON
                       THE PAST FIVE YEARS,        FIRST                STOCK
                               OTHER            ELECTION AS  TERM    BENEFICIALLY
 NAME OF DIRECTOR      DIRECTORSHIPS AND AGE     DIRECTOR   EXPIRES   OWNED (1)
 ----------------    ------------------------   ----------- ------- --------------
 Robert D. Cadieux.. Currently self-employed.      1992      2000    21,047(2)   *
                     From 1993 to January
                     1995, President and
                     Chief Executive Officer
                     of Air Liquide America
                     Corporation, a
                     manufacturer of
                     industrial gases. From
                     1991 to 1993, Executive
                     Vice President of Amoco
                     Corporation.
                     Age--60
 Thomas F. Grojean.. Chairman and Chief            1977      1999    34,465(2)   *
                     Executive Officer of
                     Burlington Motor
                     Carriers, Inc. Chairman,
                     Chief Executive Officer
                     and sole owner of
                     Schanno Transportation,
                     Inc. Both firms are
                     nationwide truckload
                     freight carriers.
                     Age--59
 James A. Hartlage.. Senior Vice President--       1984      1999   996,407(3) 9.3%
                     Technology and                                        (4)
                     Operations of the                                     (6)
                     Company since 1995;                                   (7)
                     Senior Vice President--
                     Technology of the
                     Company from 1992 to
                     1995.
                     Age--60
 Paul H. Stepan..... Executive Director,           1977      2000   717,866(2) 6.7%
                     Mesirow Financial, an                                 (5)
                     investment banking                                    (7)
                     operation, 1993 to
                     present. President and
                     Director of Paul Stepan
                     & Associates, Inc., a
                     real estate development
                     firm, since June 1985.
                     General Partner of
                     Stepan Venture which is
                     involved in various
                     venture capital
                     investments. Vice
                     Chairman, Hostmark
                     Management Company from
                     November 1993 to October
                     1994. President,
                     Merchant Banking,
                     Mesirow Capital Markets,
                     an investment banking
                     operation, from January
                     1990 to 1993.
                     Age--54

*Less than one percent of outstanding shares.

--------
(1) See Note (1) to table under Nominees for Director.
(2) Includes 3,426 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plan.
(3) Includes all shares deemed beneficially owned by the Plan Committee, of which J.A. Hartlage is a member. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans under the terms of a Trust Agreement dated June 1, 1996, with Citibank, F.S.B. See Principal Stockholders.
(4) Includes 60,000 shares of Common Stock which J.A. Hartlage has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans, 2,483 shares allocated to J.A. Hartlage under the Employee Stock Ownership Plan, and 5,993 shares credited to J.A. Hartlage's stock account under the 1992 Management Incentive Plan.
(5) See Note (3) to tables under Principal Stockholders.
(6) See Note (5) to tables under Principal Stockholders.
(7) See Note (9) to tables under Principal Stockholders.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table sets forth as of the close of business on March 6, 1998, the stock ownership of those Officers listed in the Compensation Table who are not Directors and the stock ownership of Directors and Officers as a group on such date:

                                                                NUMBER AND
                                                                PERCENT OF
                                                                SHARES OF
                                                               COMMON STOCK
                                                               BENEFICIALLY
      NAME                                                       OWNED(1)
      ----                                                    -----------------
      Charles W. Given.......................................    65,304(2)    *
      M. Mirghanbari.........................................    77,911(3)    *
      F. Quinn Stepan, Jr....................................   116,388(4)  1.0%
      All Directors and Officers(5).......................... 3,922,480    36.9%

*Less than one percent of outstanding shares.
--------
(1) Number of shares for each Officer (and Directors and Officers as a group) includes (a) shares owned by the spouse of the Director or Officer and shares held by the Director or Officer or his spouse as trustee or custodian for the benefit of minor children where the trustee has voting or investment power and (b) shares of Common Stock which may be acquired within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans or conversion of Preferred Stock.
(2) Includes 1,804 shares allocated to Charles W. Given under the Employee Stock Ownership Plan and 60,000 shares that Charles W. Given has the right to acquire under stock option plans.
(3) Includes 1,956 shares allocated to M. Mirghanbari under the Employee Stock Ownership Plan and 56,000 shares that M. Mirghanbari has the right to acquire under stock option plans.
(4) Includes 989 shares allocated to F. Quinn Stepan, Jr. under the Employee Stock Ownership Plan, 18,000 shares that F. Quinn Stepan, Jr. has the right to acquire under stock option plans, and 4,319 shares credited to F. Quinn Stepan, Jr.'s stock account under the 1992 Management Incentive Plan. F. Quinn Stepan, Jr. is the son of F. Quinn Stepan and the nephew of Paul H. Stepan.
(5) As of March 6, 1998, all Directors and Officers as a group beneficially owned 212,401 shares of Preferred Stock, which represented 32% of the outstanding Preferred Stock and were convertible into 242,508 shares (2.2%) of Common Stock. As of March 6, 1998, Company-employed Directors and Officers as a group had the right to acquire 621,000 shares of Common Stock under stock options exercisable within 60 days, 16,988 shares of Common Stock were allocated to Company-employed Directors and Officers under the Employee Stock Ownership Plan, and 259,318 shares of Common Stock were credited to stock accounts of Company-employed Directors and Officers under the 1992 Management Incentive Plan.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  There were four regular meetings of the Board of Directors during 1997. During 1997, none of the Directors attended fewer than 75 percent of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which such Director was a member.

  The Board of Directors has an Audit Committee which held two meetings in 1997. The functions of the Audit Committee include annual consideration of the selection of independent auditors, meeting with the auditors before the year-end audit to review the proposed scope of work of the audit, meeting with the auditors at the completion of the year-end audit to review the results of the audit, review of the auditors' memorandum setting forth findings and suggestions regarding internal control, financial policies and procedures and management's response thereto, review of the internal audit program of the Company and review of unusual or significant financial transactions. The members of the Audit Committee are Messrs. Cadieux, Grojean and Potter.

  The Board of Directors has a Compensation Committee which held two meetings in 1997. The functions of the Compensation Committee include reviewing the salaries of the Officers of the Company each year, adjusting them as appropriate, approving all management incentive awards and approving proposals for granting of stock options. The members of the Compensation Committee are Messrs. Cadieux, Grojean, Potter and P. Stepan.

  The Board of Directors has no Nominating Committee.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth a summary of the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the years indicated.

                                                     LONG-TERM
                              ANNUAL COMPENSATION   COMPENSATION
   NAME AND                  ---------------------- ------------
  PRINCIPAL                                          AWARDS OF      ALL OTHER
   POSITION                  YEAR  SALARY   BONUS     OPTIONS    COMPENSATION(1)
  ---------                  ---- -------- -------- ------------ ---------------
F. Quinn Stepan............  1997 $446,333 $256,500  65,000 shs      $24,457
 Chairman, President         1996  431,667        0  65,250 shs       18,875
 and CEO                     1995  418,333  308,750     -0-           20,469
James A. Hartlage..........  1997 $256,667 $140,650     -0-          $14,103
 Senior Vice President-      1996  241,667   38,650  15,600 shs       10,655
 Technology and Operations   1995  221,875  120,350     -0-           11,017
Charles W. Given...........  1997 $202,667 $ 83,900     -0-          $11,061
 Vice President-Corporate    1996  196,000   11,750  12,500 shs        8,549
 Development                 1995  185,333  105,200     -0-            9,095
M. Mirghanbari.............  1997 $190,333 $ 90,800     -0-          $10,524
 Vice President-             1996  181,000   28,650  11,550 shs        8,045
 Manufacturing and           1995  170,333   92,050     -0-            8,505
 Engineering
F. Quinn Stepan, Jr........  1997 $177,292 $100,350  40,000 shs      $ 9,379
 Vice President and General  1996  131,867    1,300  12,000 shs        5,653
 Manager-Surfactants         1995  111,000   33,750     -0-            5,420

--------
(1) For 1997, represents awards to each listed individual of a forfeiture allocation of $29 under the Company's Employee Stock Ownership Plan ("ESOP") as well as dividends on shares in each listed individual's ESOP account as follows: Mr. Stepan: $2,158; Mr. Hartlage: $1,268; Mr. Given:
    $921; Mr. Mirghanbari: $999; and Mr. Stepan, Jr.: $505. Also includes awards of $7,982 under the Company's Profit Sharing Plan ("Profit Sharing") as well as awards under the Company's Supplemental Profit Sharing Plan as follows: Mr. Stepan: $14,288; Mr. Hartlage: $4,824; Mr.
    Given: $2,129; Mr. Mirghanbari: $1,514; and Mr. Stepan, Jr.: $863. The $29 ESOP forfeiture allocation amount and the $7,982 Profit Sharing amount were restricted due to limitations imposed by the Revenue Reconciliation Act of 1993.

  The following table provides information concerning individual grants during 1997 of stock options made to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED ANNUAL
                                                                                     RATES OF STOCK PRICE
                                                                                    APPRECIATION FOR OPTION
                                             INDIVIDUAL GRANTS                               TERM
                          -------------------------------------------------------- -------------------------
                           NUMBER OF
                          SECURITIES  PERCENT OF TOTAL
                          UNDERLYING  OPTIONS GRANTED
                            OPTIONS   TO EMPLOYEES IN  EXERCISE OR BASE EXPIRATION
NAME                      GRANTED (#)   FISCAL YEAR      PRICE ($/SH)      DATE         5%          10%
----                      ----------- ---------------- ---------------- ---------- ------------ ------------
F. Quinn Stepan ........     65,000        61.9%            $19.25       2-19-07   $    786,904 $  1,994,170
James A. Hartlage.......      -0-             0%              --            --          --           --
Charles W. Given........      -0-             0%              --            --          --           --
M. Mirghanbari..........      -0-             0%              --            --          --           --
F. Quinn Stepan, Jr. ...     40,000        38.1%            $19.25       2-19-07        484,249    1,227,182

  The following additional computations are examples of hypothetical gains by all common stockholders and the above optionees on the same assumptions set forth above, that is, at assumed annual rates of common stock appreciation of 5% and 10%, respectively, for the term of the above options. Such assumed rates are prescribed by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's
Common Stock prices. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors.

All common stockholders.        N/A          N/A               N/A           N/A   $128,477,458 $325,587,103
All above optionees.....    105,000         100%            $19.25       2-19-07   $  1,271,153 $  3,221,352
Above optionees gain as
 % of all stockholders
 gain...................        N/A          N/A               N/A           N/A           1.0%         1.0%

  The following table provides information concerning exercises during 1997 of stock options and as to option values at year-end.

   1997 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION
                                    VALUES

                                                  NUMBER OF SECURITIES
                                                       UNDERLYING           VALUE OF UNEXERCISED
                           SHARES                  UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                         ACQUIRED ON   VALUE        AT 1997 YEAR-END          AT 1997 YEAR-END
      NAME                EXERCISE    REALIZED  EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
      ----               ----------- ---------- ------------------------- -------------------------
F. Quinn Stepan......... 127,000 shs $1,183,968    340,000/130,250 shs      $5,379,063/1,335,001
James A. Hartlage.......   7,600 shs    128,355      60,000/15,600 shs           860,626/156,000
Charles W. Given........   2,000 shs     38,062      60,000/12,500 shs           885,213/125,000
M. Mirghanbari..........   3,600 shs     49,200      56,000/11,550 shs           939,500/115,500
F. Quinn Stepan, Jr.....     -0-        -0-          18,000/52,000 shs           258,188/540,001

DIRECTORS' FEES

  Directors who are not also Officers of the Company are currently being paid an annual Director's fee of $33,000 plus $1,200 for attendance at each Board of Directors meeting, Audit Committee meeting and Compensation Committee meeting. No such fees are paid to Directors who are also Officers of the Company. Under the Company's 1965 Directors' Deferred Compensation Plan, the Company has entered into agreements with certain of its non-employee Directors under which a Director, at his election, may defer receipt of his Director's fees and such deferred fees are (i) used to purchase shares of the Company's Common Stock and such shares and future distributions thereon are deposited in the Director's account, (ii) credited to the Stepan Company Deferred Income Account, (iii) used to purchase shares of selected publicly-traded mutual funds or (iv) divided equally between the purchase of shares of the Company's Common Stock, the Stepan Company Deferred Income Account and shares of selected publicly traded mutual funds. Funds in the Stepan Company Deferred Income Account may not be used to purchase shares of the Company's Common Stock, but earn interest at the same rate as bonds with a maturity of ten years. At the election of a Director, deferred payments may be made in shares of Stepan Common Stock or cash based on the fair market value of the Director's account at distribution, which commences, depending upon the terms of the agreement with the particular Director, upon retirement as a Director or from active or professional life or at any time between ages 60 to 70, with payments being made periodically over a period of five to ten years.

  In addition, the 1992 Stock Option Plan provides for the granting of a stock option, as of the date of the annual meeting of the Company's stockholders in each of calendar years 1998 and 2000, to each non-employee Director serving as a Director of the Company on such date to purchase the number of shares of Common Stock determined by dividing the non-employee Director's annual retainer fee for the applicable year by the fair market value of a share of Common Stock on the date of the grant. The exercise price of each share of Common Stock under a stock option granted to a non-employee Director will be equal to the fair market value of a share of Common Stock on the date of the grant or, if greater, par value. The exercise price may be paid, upon exercise, in cash, in shares of Common Stock or in any combination of cash or Common Stock as the non-employee Director completes two continuous years of service as a non-employee Director following the date of the grant, but not more than ten years after the date of the grant. The 1992 Stock Option Plan sets forth restrictions upon the exercise of stock options by non-employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

  The Company has a non-qualified, non-funded retirement income plan for the benefit of the non-employee Directors. The plan provides for a benefit after ten years of service of 50 percent of the annual Director's fee at retirement plus two percent for each year served on the Board in excess of ten years with a maximum 25 years credit in excess of ten years. Benefits commence at 70 years of age.

RETIREMENT PLANS

  The Company has a non-contributory retirement plan (the "Retirement Plan") covering all salaried employees that provides for a maximum pension benefit equal to 50 percent of the employee's average base compensation, reduced by an amount equal to 50 percent of the employee's primary Social Security benefit at age 65, for employees with 30 years of service who retire at or after age
63. Base compensation is computed on the average base salary for the five highest consecutive earnings years during the last 15 years prior to retirement. The amount of salary taken into account for any year is subject to certain limitations contained in the Internal Revenue Code ($160,000 in 1997, to be indexed in future years for inflation in accordance with IRS regulations, and subject to certain transition rules for prior years in which greater amounts of salary were permitted to be taken into account). The Company also has a nonqualified supplemental retirement plan (the "SERP") for designated executives. The SERP replaces benefits under the qualified plan that would otherwise be denied due to Internal Revenue Code limits on qualified plan benefits. The following table sets forth the maximum annual retirement income payable under the Retirement Plan and the SERP, prior to reduction by an amount equal to 50 percent of projected age 65 Social Security benefits, at age 63 for indicated salaries and lengths of service.

                                                        YEARS OF SERVICE
                                                 -------------------------------
BASE SALARY                                        15      20      25      30
-----------                                      ------- ------- ------- -------
$160,000........................................  40,000  53,333  66,667  80,000
 175,000........................................  43,750  58,363  72,888  87,500
 225,000........................................  56,250  75,037  93,712 112,500
 400,000........................................ 100,000 133,400 166,600 200,000
 450,000........................................ 112,500 150,075 187,425 225,000

  The years of credited service and the 1997 base salary (determined without regard to the limitation imposed by the Internal Revenue Code) for each of the Officers named in the cash compensation table are as follows:

                                                        YEARS OF
NAME OF INDIVIDUAL                                  CREDITED SERVICE BASE SALARY
------------------                                  ---------------- -----------
F. Quinn Stepan....................................        36         $446,333
James A. Hartlage..................................        20          256,667
Charles W. Given...................................        28          202,667
M. Mirghanbari.....................................        28          190,333
F. Quinn Stepan, Jr................................        12          177,292

                            STOCK PERFORMANCE GRAPH

  The following performance graph compares the yearly change since December 31, 1992, in cumulative return on the Common Stock of the Company on a dividend reinvested basis to the Dow Jones Chemical Industry Index and the Russell 2000 Index. The Dow Jones Chemical Industry Index is a market-capitalization weighted grouping of 20 chemical companies, including major manufacturers of both basic and specialty products. Stepan Company is not included in this Index. The Russell 2000 Index is a market-capitalization weighted grouping of 2,000 small to medium sized companies in a broad range of industries. Stepan Company was a part of the Russell 2000 Index during 1997. The graph assumes $100 was invested on December 31, 1992, and shows the cumulative total return as of each December 31 thereafter.

                                     LOGO

                       Cumulative Value at December 31*


                                                 DECEMBER 31
------------------------------------------------------------------------------
                                1992    1993    1994    1995    1996    1997
------------------------------------------------------------------------------
  Stepan Company               $100.00 $ 86.79 $ 95.21 $108.30 $136.18 $202.60
------------------------------------------------------------------------------
  Dow Jones Chemical Industry
   Index                       $100.00 $110.68 $120.55 $157.85 $196.58 $241.00
------------------------------------------------------------------------------
  Russell 2000 Index           $100.00 $118.91 $116.82 $149.92 $174.66 $213.71

--------
* Assumes $100.00 invested on December 31, 1992, in Stepan Company common stock, Dow Jones Chemical Industry Index and Russell 2000 Index.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of the following non-employee Directors: Messrs. Cadieux, Grojean, Potter and P. Stepan. During 1997, Mr. Grojean served as Chairman for the Committee. All issues pertaining to corporate officer compensation are submitted to the Committee for approval prior to implementation. Non-officer compensation for those reporting to the Chief Executive Officer is reviewed by the Committee as requested.

  The Company's guiding philosophy in executive compensation is that:

  (a) The base pay of executive officers should reflect job responsibilities and performance, and should be competitive internally to the like or comparable positions as well as being competitive externally to the like or comparable positions within the chemical industry. To this end, the Company uses job evaluation and measurement techniques consistent with modern industrial practice and sets pay policy in accordance with data supplied by Hay Associates, an independent compensation consulting firm, for base pay trends in the chemical industry.

    Within individual salary ranges, base salary levels for each executive officer are determined in accordance with performance standards set by Company policy, and in compliance with position in the salary range and the merit increase guidelines published annually for all salaried employees. A separate determination is made where an executive officer is promoted or assumes additional responsibilities which may result in an increase in excess of the merit increase guidelines.

    During 1997, merit increases for executive officers approximated the Company's merit guideline and averaged 4.0%. One new corporate officer was elected during the year who received a promotional increase at election approximating 25%.

    The Chairman, President and Chief Executive Officer's (CEO) salary range is determined by the same process and procedures as those of other executive officers. The CEO's salary is adjusted by the Committee in accordance with the salary merit increase guideline. During 1997, the CEO's base earnings increased by 3.4% over the prior year.

  (b) The incentive pay of executive officers should be tied directly to the performance of the Company and to the performance of the individual executive against a set of individual performance targets in a given calendar year. In years where the Company performs well against its economic targets, significant performance bonuses may be earned; if targets are not achieved or exceeded, incentive bonuses are proportionately lower or may not be paid at all.

    All executive officers have a minimum of 12% of the incentive bonus based on the performance of the Company overall (measured in Net Income) against performance targets approved by the Committee for each calendar year period.

    In 1997, the previously defined Net Income results of the Company, as adjusted, for bonus purposes, were $23.5 million, which was 75% above the Commendable level of the incentive target as set by the Compensation Committee. As a result, awards were made to executives for this factor for 1997. The average award for executive officers under this factor was 15.2%.

    During 1997, a secondary measure of Return on Invested Capital was implemented for certain officers and executives. The primary goal of this measurement tool is to recognize positive results in improving overall corporate Return on Invested Capital. We believe this will be a positive improvement in our methods of recognizing performance results in future years. During 1997, the Company's result was 8.1%, adjusted, and against the targets was Competent +85%. Incentive awards were made to executives for this factor, and the average award for executive officers under this factor was 9.2%.

    The remainder of each individual executive officer's incentive bonus is based on performance measures set by mutual agreement between the executive and the CEO. The average incentive bonus for executive officers under this part of the plan was 17.5%.

    The CEO's incentive compensation is determined solely by the financial results of the Company for the year. In 1997, an incentive bonus of $256,500 was paid to the CEO.

  (c) Executive officers receive stock option grants on a regular schedule to promote retention of proven executives, in recognition of job performance as an encouragement to advance corporate performance results which in turn enhance the likelihood of increases in the value of Common Stock.

    In even-numbered years, stock options are granted to those executives and executive officers approved by the Committee and identified as having significant impact on the financial results and economic success and well-being of the Company. The size of stock option grants is determined based on job performance and the potential of each executive or executive officer to impact the costs, sales and/or profitability of the Company and may thus contribute to the value of the Common Stock held by stockholders.

    In addition, stock options are granted at other times based on other factors that the Committee determines to be relevant. Such actions are occasioned by election, promotion or extraordinary job performance results. During 1997, stock options were granted to two executive officers.

  (d) The Board of Directors believes that ownership of Company stock by executives and executive officers is desirable in order to focus both short and long-term decision making on the best interests of the Company. To this end, during 1997, the Committee adopted the following policy guidelines:

    1. Executive officers of the Company should own a minimum of Company stock approximating two times their annual base salary paid by the Company; and

    2. Other executives (defined as those who are participants in the Company Management Incentive Plan) should own a minimum of Company stock approximating one times their annual base salary paid by the Company.

    Stock shares may be owned either directly, through the Company Stock Purchase Plan, the Company Employee Stock Ownership Plan, or in shares held in a deferred Management Incentive Plan account. Stock options not exercised are not considered "owned stock" for the purpose of this policy.

    The Committee realizes that time must be allowed to realize this targeted goal, but expects executives and executive officers to achieve such ownership within a three year time frame.

  (e) Under current levels of compensation and because certain plans, including grants under stock option plans prior to May 6, 1997, are "grandfathered" under current IRS regulations, the Company is unlikely to be affected by the one million dollar limit set forth in Section 162(m) of the Internal Revenue Code ("the Code") on the deductibility of compensation for purposes of calculating federal income tax. However, with respect to future years, the Committee intends to consider the application of Section 162(m) of the Code to the Company's compensation plans and practices, and will consider possible changes thereto that may be necessary to qualify future compensation paid to executive officers for deductibility under Section 162(m) of the Code to the extent that such changes would be consistent with the Company's compensation philosophy and in the best interests of the Company.

                                          Robert D. Cadieux
                                          Thomas F. Grojean
                                          Robert G. Potter
                                          Paul H. Stepan

                                          THE COMPENSATION COMMITTEE

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  Upon the recommendation of its Audit Committee, the Board of Directors has appointed Arthur Andersen LLP ("Andersen"), independent public accountants, auditors for the Company and its subsidiaries for the year 1998. The Board of Directors recommends to the stockholders that the appointment of Andersen as auditors for the Company and its subsidiaries be ratified. If the stockholders do not ratify the appointment of Andersen, the selection of auditors will be reconsidered by the Audit Committee and the Board of Directors. Representatives of Andersen are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from the stockholders.

                  STOCKHOLDER PROPOSALS--1999 ANNUAL MEETING

  In order for proposals from Company stockholders to be included in the Proxy Statement and Form of Proxy for the 1999 Annual Meeting in accordance with Securities and Exchange Commission rules, the Company must receive the proposals at its administrative offices at Edens Expressway and Winnetka Road, Northfield, Illinois 60093, no later than November 27, 1998.

                                 OTHER MATTERS

  In connection with any other business that may properly come before the meeting and of which the Board of Directors is not now aware, votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of a majority of the persons present and acting under the Proxy.

  In order to ensure the presence of the necessary quorum at the Annual Meeting, please mark, sign and return the enclosed Proxy card promptly in the envelope provided. No postage is required if mailed in the United States. Even though you sign and return your Proxy card, you are invited to attend the meeting. As noted on the cover, a ticket will be required for admission and a request form is enclosed.

                                          By order of the Board of Directors

                                          JEFFREY W. BARTLETT
                                                Secretary

Northfield, Illinois
March 27, 1998

                             ADMISSION CARD REQUEST

                                 STEPAN COMPANY
                          ANNUAL STOCKHOLDERS' MEETING
                             22 WEST FRONTAGE ROAD
                           NORTHFIELD, ILLINOIS 60093
                            MAY 5, 1998 AT 9:00 A.M.

  Admission to Stepan Company's Stockholders' Meeting will be by Admission Card only. Seating is limited and only one admission card will be issued for each stockholder account. To obtain an Admission Card, please complete and return this form in the enclosed envelope. A sequenced and numbered Admission Card will be mailed to you. Please allow at least two weeks for receipt of the Admission Card.

  Please complete the information below:

Beneficial Owner:                     Record Owner
Shares held by


------------------------------------  ---------------------------------
                                      Name

------------------------------------  ---------------------------------
                                      Street

------------------------------------  ---------------------------------
Class of Stock: Common                City/Town            State            Zip
           Preferred

PROXY                                                                      PROXY

                                STEPAN COMPANY
             Annual Meeting of Stockholders to be held May 5, 1998
     This Proxy is solicited on behalf of the Company's Board of Directors

     I, the undersigned hereby appoints Jeffrey W. Bartlett and Walter J. Klein, or either of them (the "Proxies"), with full power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of STEPAN COMPANY on May 5, 1998, or at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1 and 2, set forth below.

     1. Election of Directors, Nominees; Robert G. Potter and F. Quinn Stepan.

     2. Ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for 1998.

     In their discretion the Proxies are authorized to vote on such other business a may properly come before the meeting.


           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARE PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)



                                STEPAN COMPANY
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   [x]

[                                                                              ]

The Board of Directors recommends a vote "FOR" 1 and 2.

1. Election of Directors -
   Nominees: Robert G. Potter and F. Quinn Stepan

For     Withhold    For (Except withhold for nominees written below).
[_]       [_]       [_]


2. Ratification of Independent auditors.     -----------------------------------

For     Against    Abstain
[_]       [_]       [_]



                                               Dated:                     , 1998
                                                      -------------------

                                               Signature(s)
                                                            --------------------


                                               ---------------------------------
                                                Please date and sign exactly as
                                                your name appears hereon. Joint
                                                owners should each sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

           .                  FOLD AND DETACH HERE                  .

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.